U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on ______________,	Registration No. 333-____________

Red Carpet Entertainment, Inc.,
(Exact name of registrant as specified in its charter)

Nevada	7812	01-0670370
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Corporate Pointe, Suite 300, Culver City, California, 90230
(Address of registrant's principal executive offices) (Zip Code)

(310) 590-4589
(Registrant's Telephone Number, Including Area Code)

Ursula Sherwood
400 Corporate Pointe, Suite 300
Culver City, California 90230
Tel: (310) 590-4589
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Michael J. Muellerleile, Esq.
M2 Law Professional Corporation
500 Newport Center Drive, Suite 800
Newport Beach, California 92660
Tel: (949) 706-1470
Fax: (949) 706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	842,500 (1)	$0.50	$421,250	$45.07

(1)Represents shares offered by selling shareholders. The offering price of $0.50 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Red Carpet Entertainment, Inc.,
a Nevada corporation

842,500 Shares of Common Stock

This prospectus relates to 842,500 shares of common stock of Red Carpet Entertainment, Inc., which are issued and outstanding shares of our common stock, acquired by the selling shareholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling shareholders will offer and sell the shares at $0.50 per share, making the aggregate offering price to the public approximately $421,250 if all the shares are sold.

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling shareholders will sell those 842,500 shares of our issued and outstanding common stock at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	842,500	$0.50	$421,250

See “Risk Factors” on Pages 5 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is ______.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Forward Looking Statements	7
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Security Holders	8
Plan of Distribution	9
Legal Proceedings	10
Directors, Executive Officers, Promoters and Control Persons	10
Security Ownership of Certain Beneficial Owners and Management	11
Description of Securities	12
Interest of Named Experts and Counsel	12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
Organization Within Last Five Years	13
Description of Business	13
Management’ Discussion and Analysis of Financial Condition and Results of Operations	16
Description of Property	17
Certain Relationships and Related Transactions	17
Market for Common Equity and Related Stockholder Matters	18
Executive Compensation	19
Financial Statements	20
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	48
Legal Matters	48
Experts	48
Additional Information	48
Indemnification of Directors and Officers	49
Other Expenses of Issuance and Distribution	49
Recent Sales of Unregistered Securities	49
Exhibits	51
Undertakings	51
Signatures	53

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
Our principal business address is 400 Corporate Pointe, Suite 300, Culver City, California 90230. Our telephone number is (310) 590-4589.

We are an independent film production company that plans to develop, produce, market, and distribute low budget film and video productions. We are currently seeking to acquire properties from independent writers, directors, and producers. We plan to produce the projects and maintain ownership of the films with the intent of building a library and licensing the rights to those films. If we are unable to license the rights to third parties, we may distribute our films directly to the international and domestic markets on DVDs or via the internet. We also intend to build our library of film and video content by acquiring film rights at prices that we believe are significantly discounted through foreclosure sales held by the Screen Actors Guild, Inc. We recently purchased from the Screen Actors Guild, Inc. all ownership rights to a short film titled “Swallow,” which premiered at the Sundance Film Festival in 2003 and was directed and written by Frank Flowers who was awarded the HBO “Director to Watch” Award in 2006. In addition, HBO awarded the 2003 HBO Short Film Award to Frank Flowers, for “Swallow.” The film has aired periodically on HBO from the fall of 2003 to the fall of 2006.

Our state of organization:	We were incorporated in Nevada on April 8, 2002.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	Period Ending September 30, 2006	Year Ending December 31, 2005	Year Ending December 31, 2004

Net Revenue	0	0	0
Gross Profit	0	0	0
Operating Expenses	203,050	29,494	10,845
Net Loss	(203850)	(30,294)	(11,645)
Net Loss Per Share	(0.05)	(0.01)	0.00
Balance Sheet	September 30, 2006	December 31, 2005	December 31, 2004

Total Assets	137,105	339,117	0
Total Liabilities	42,059	41,571	23,060
Shareholders' Equity (Deficiency)	95,046	297,546	(23,060)

Number of shares being offered:
The selling shareholders want to sell 842,500 shares of our issued and outstanding common stock. The selling shareholders will sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated use of proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on April 8, 2002. Our lack of operating history in the film industry makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

We will need to raise additional capital to fund our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

To develop, produce, market, and distribute a low budget film, we will be required to raise additional funds. We do not know if we will be able to acquire additional financing. We anticipate that we will need to spend significant funds on producing a low budget film and acquiring titles at auction. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our operations.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of September 30, 2006, our net loss since inception was $273,579. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

Because we are a development stage company, we have no revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have not developed or licensed any films, and we cannot guaranty that any will be completed or licensed. The success of our business operations will depend upon our ability to obtain additional film rights and market and license those rights to third parties. We are not able to predict whether we will be able to develop our business and generate revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable profitable operations, then our business will fail.

Our business may suffer due to illegal replication of films that we produce or our own unintentional infringement upon other’s proprietary interests.

We plan to copyright and trademark all of our film properties and projects. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. We may also distribute our products in other countries in which there is only limited copyright or trademark protection. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions. Litigation may be necessary in the future to enforce our intellectual property rights, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources. We do not have the financial resources to protect our rights to the same extent as major studios and our efforts to protect our intellectual property may not be adequate.

One of the risks of the film production business is the possibility of claims that our productions infringe on the intellectual property rights of third parties with respect to previously developed films, stories, characters or other entertainment. We cannot guaranty that infringement claims will not be asserted or prosecuted against us. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof. If any claims or actions are asserted against us, we may seek to obtain a license under a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

Our company is susceptible to industry trends and general economic conditions, which may hinder our ability to successfully produce and market our films.

The film production business is capital intensive and affected by changes in the general economy, interest rates, availability of capital, and the film/entertainment industry. We may not be able to actually develop, produce, market and distribute a film.

Because the film making industry is inherently risky, our films may fail under a number of different scenarios.

We believe that all of our operating revenue will be derived from the production and licensing of films. The film and television industries are highly speculative and involve a substantial degree of risk. Each film is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. We cannot guaranty the financial success of any film. Even if a production is a critical or artistic success, it may not be profitable. Relatively few films return a profit to investors, and we cannot guaranty that a film will recoup its production or acquisition costs. There is a high degree of risk that any motion picture we produce will not return all or any portion of our investment.

If we are unable to compete effectively in the film industry, our business will fail.

The motion picture and film industry is extremely competitive. The competition comes from both companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. We compete with several “major” film studios which are dominant in the motion picture industry, as well as with numerous independent motion picture and television production companies, television networks, and pay television systems for the acquisition of literary properties, the services of performing artists, directors, producers, and other creative and technical personnel, and production financing. Many of the organizations with which we compete have significantly greater financial and other resources than we do. The majors are typically large, diversified entertainment concerns or subsidiaries of diversified corporations which have strong relationships with creative talent, exhibitors, and others involved in the entertainment industry, and whose non-motion picture operations provide stable sources of earnings that offset variations in the financial performance of their motion picture operations.

Risks Related to Owning Our Common Stock

Our officers, directors and principal shareholders own approximately 83% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our officers, director and principal shareholders beneficially own, in the aggregate, approximately 83% of our outstanding shares of common stock. If the principal shareholders sell all of their shares that are being registered in this offering, they will own approximately 77.8% of our outstanding shares of common stock. Such concentrated control of the company may negatively affect the price of our common stock. Our officers, directors and principal shareholders can control matters requiring approval by our security holders, including the election of directors.

The offering price of the shares of common stock was arbitrarily determined. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the selling shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Our common stock may be subject to penny stock regulations which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling shareholders.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the shares being offered by the selling shareholders has no relationship to any established criteria of value, such as book value or earnings per share. The selling shareholders will offer and sell the shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

Selling Shareholders

The following table sets forth information concerning the selling shareholders including:

1.	the number of shares owned by the selling shareholders prior to this offering;
2.	the total number of shares that are to be offered by the selling shareholders;
3.	the total number of shares of common stock that will be owned by the selling shareholders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling shareholders upon completion of the offering if all of the offered shares are sold by the selling shareholders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholders. The selling shareholders have no position or office with us, nor any material relationship with us, except as listed below. The selling shareholders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold
Bryon O. Blanco	10,000	10,000	0	0%
Michael David Buchner	12,500	12,500	0	0%
Matthew D. Buchner	15,000	15,000	0	0%
Karin Carter	10,000	10,000	0	0%
Marsina Doval Chaney	10,000	10,000	0	0%
Deron M. Colby	25,000	25,000	0	0%
Dina Corsi	10,000	10,000	0	0%
Eric J. Devaney	10,000	10,000	0	0%
David M. Doyle	25,000	25,000	0	0%
Elite Media Assets Limited(1)	350,000	100,000	250,000	6.5%
Gina Garcia	10,000	10,000	0	0%
Erin Gebo	10,000	10,000	0	0%
Darryl Gebo	10,000	10,000	0	0%
Derek Gebo	10,000	10,000	0	0%
Richard Glavas	10,000	10,000	0	0%
Maudretha Graham	10,000	10,000	0	0%
Carlos M. Hernandez	50,000	50,000	0	0%

Anderson Hinsch	350,000	100,000	250,000	6.5%
Ann Johnson	100,000	100,000	0	0%
Charmen Johnson	15,000	15,000	0	0%
Lissa Johnson	20,000	20,000	0	0%
Stephen Johnson	10,000	10,000	0	0%
Cindy Leclair	10,000	10,000	0	0%
Raymond Lewis	10,000	10,000	0	0%
Michael J. Muellerleile	50,000	50,000	0	0%
Lan P. Nguyen	10,000	10,000	0	0%
Amy P. McCrosky	25,000	25,000	0	0%
Mark A. Sahagun	25,000	25,000	0	0%
Kenneth & Anne M. Stone	100,000	100,000	0	0%
Lori Catherine Stone	10,000	10,000	0	0%
Gregory Alan Stone	10,000	10,000	0	0%
Vincent Whitley	10,000	10,000	0	0%
(1) Clifford Ng has sole voting and investment control over the securities held by Elite Media Assets Limited.

All of the selling shareholders acquired their shares of common stock in 2002, except for two of the selling shareholders who acquired their shares of common stock in June 2005.

Plan of Distribution

The offering by the selling shareholders may start as soon as this registration statement is declared effective. The selling shareholders will sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling shareholders, we will file a post effective amendment to disclose such event.

The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling shareholders.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling shareholders.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling shareholders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

Registration Fees	Approximately	$45.07
Transfer Agent Fees	Approximately	$350.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$15,000.00

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding our executive officers and director.

Name	Age	Position
Chris Johnson	33	President, Secretary and Director
Ursula Sherwood	27	Chief Financial Officer

Chris Johnson. Mr. Chris Johnson has been our President and Secretary since June 2006 and one of our directors since our inception. From 2002 to June 2005, Mr. Johnson also served our President and Secretary. From 2004 to the present, Mr. Johnson has been the senior account manager at Smart Modular Technologies, which is a manufacturer of flash media and computer memory products. Mr. Johnson is responsible for marketing and sales to large corporation accounts. From 2000 to 2004, Mr. Chris Johnson was employed by ADP as a Major Accounts District Manager responsible for covering Greater Los Angeles area.  Prior to that, from 1997 to 2000, Mr. Johnson worked at SimpleTech, Inc., as a Territory Sales Manager, where his promotional work was performed in several different vertical markets, such as government, aerospace, e-commerce and retail. From 1996 to 1997, Mr. Johnson was a Sales Field Manager for Miller Brewing Company, and from 1994 to 1996, he was employed by Inter Play Productions in Marketing. Mr. Johnson studied business at Rancho Santiago College, focusing on marketing and advertising. Mr. Johnson is not an officer or director of any reporting company.

Ursula Sherwood. Ms. Sherwood has been our Chief Financial Officer since December 2006. From July 2005 to 2006, Ms. Sherwood was our principal accountant as well as the principal accountant for Landes Daily, Inc., the fashion apparel line that we had operated. From 2001 to 2006, Ms. Sherwood attended the University of California, Los Angeles, and graduated in 2006 with Bachelor of Science in history and a minor in political science. Ms. Sherwood is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 27, 2006, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Chris Johnson Red Carpet Entertainment, Inc. 400 Corporate Pointe, Suite 300 Culver City, California 90230	2,490,000 shares, president, secretary, director	64.8%
Common Stock	Ursula Sherwood Red Carpet Entertainment, Inc. 400 Corporate Pointe, Suite 300 Culver City, California 90230	no shares, chief financial officer	0%
Common Stock	Anderson Hinsch c/o Red Carpet Entertainment, Inc. 400 Corporate Pointe, Suite 300 Culver City, California 90230	350,000 shares	9.1%
Common Stock	Elite Media Assets Limited (1) c/o Red Carpet Entertainment, Inc. 400 Corporate Pointe, Suite 300 Culver City, California 90230	350,000 shares	9.1%
Common Stock	All directors and named executive officers as a group	2,490,000 shares	64.8%
(1) Clifford Ng has sole voting and investment control over the securities held by Elite Media Assets Limited.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Audit Committee. Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

Description of Capital Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of December 27, 2006, 3,842,500 shares of our common stock were issued and outstanding. No preferred stock is issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Michael J. Muellerleile, one of the selling shareholders, is the president and shareholder of M2 Law Professional Corporation, which serves as our legal counsel. Michael J. Muellerleile owns 50,000 shares of our common stock, all of which are being offered in this offering.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Chris Johnson and Stephen Johnson were our promoters and served as our officers and directors through June 2005. Chris Johnson currently serves as one of our officers and directors, while Stephen Johnson is currently one of our shareholders. In April 2002, we issued 1,250,000 shares of our common stock to Chris Johnson and 1,250,000 shares of our common stock to Stephen Johnson, who were our founders and were our officers and directors at inception and through 2005. These shares were issued in exchange for expenses of $2,500 related to our incorporation, or $0.001 per share, which represented the fair market value on the date of issuance. There is no other information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-B.

Description of Business

Background. We were incorporated under the laws of the State of Nevada on April 8, 2002, under the name Red Carpet Entertainment, Inc. From our inception on April 8, 2002, until our acquisition of Landes Daily, Inc., on June 30, 2005, we were engaged in event planning, especially for weddings and other family events, all types of corporate events, and special access to nightclubs, restaurants and other VIP entertainment or sporting venues and events. On June 30, 2005, we entered into a stock purchase agreement pursuant to which we issued 3,800,000 shares of our common stock to Rich Landes and Renee Raimondi in exchange for the majority interest of Landes Daily, Inc., which manufactured and sold an apparel line. On June 6, 2006, all of the parties agreed to rescind the stock purchase agreement and those 3,800,000 shares of our common stock were returned to us and cancelled.

Business. We are an independent film production company that plans to develop, produce, market, and distribute low budget film and video productions. We are currently seeking to acquire properties from independent writers, directors, and producers. We plan to produce the projects and maintain ownership of the films with the intent of building a library and licensing the rights to those films. If we are unable to license the rights to third parties, we may distribute our films directly to the international and domestic markets on DVDs or via the internet.

We also intend to build our library of film and video content by acquiring film rights at prices that we believe are significantly discounted through foreclosure sales held by the Screen Actors Guild, Inc. We recently purchased from the Screen Actors Guild, Inc. all ownership rights to a short film titled “Swallow,” which premiered at the Sundance Film Festival in 2003 and was directed and written by Frank Flowers who was awarded the HBO “Director to Watch” Award in 2006. In addition, HBO awarded the 2003 HBO Short Film Award to Frank Flowers, for “Swallow.” The film has aired periodically on HBO from the fall of 2003 to the fall of 2006. The plot revolves around a Florida high school senior, who takes assignment as a cocaine mule because he is lacking the grades and money for college. We intend to begin researching opportunities to license that film to third parties.

Industry. The major studios dominate the motion picture industry in the United States by controlling the distribution of films that they produce as well as films that are produced by independent studios. These major studios include the following:

•	The Walt Disney Company;
•	Sony Pictures Entertainment;
•	Paramount Pictures;
•	Twentieth Century Fox Film Corporation; and
•	Universal Studios.

Historically, the major studios have produced and distributed the majority of high grossing theatrical motion pictures released annually in the United States. In addition, most of the studios have created or accumulated substantial and valuable motion picture libraries that generate significant revenues. These revenues can provide the major studios with a stable source of earnings that partially offset the variations in the financial performance of their current motion picture releases and other aspects of their motion picture operations.

As the major studios have begun producing a smaller number of films each year, many smaller, independent film production companies have emerged and have had success in producing low budget motion pictures. We believe that increasing commercial success of independent films illustrates the increasing demand for low-budget, independent films in both the international and domestic markets.

We also believe that the digital video and the internet have created the possibility for low-budget motion picture production as films can be inexpensively produced and distributed through DVD as well broadcast via the internet.

Suppliers. We intend to continue to acquire film rights at prices that we believe are significantly discounted through auctions through foreclosure sales held by the Screen Actors Guild, Inc. The Screen Actors Guild, Inc. holds auctions where they sell the rights to certain films that the Screen Actors Guild, Inc. has foreclosed on as a secured party. We believe that we will be able to continue to acquire film rights at prices that we believe are significantly discounted through those auctions.

We have also identified a pool of independent or freelance screenwriters for our film projects. We do not anticipate paying more than the minimum payments set by the Writers Guild of America, for the development of any script or treatment and for any specific project that reaches production. The Writers Guild of America minimum pay varies according to each project’s budget and various other factors determined by the Writers Guild of America.

Growth Strategy. We plan to grow our operations through the funding of projects from proceeds of previous productions, and through the growth of our library of films. We believe that we will be able to generate additional revenues by increasing the size of our library, thereby increasing the number of films that we can license to thirds parties. We intend to look for opportunities to acquire libraries of films from other companies. We also believe that there may be opportunities to enter into joint venture agreements with companies that hold libraries of films that are currently not licensed. In addition to continually seeking out and evaluating new projects of merit, we may consider the acquisition of other production companies operating in a similar space.

Competition. We compete with the major studios that dominate the motion picture industry in the United States, such as The Walt Disney Company, Sony Pictures Entertainment, Paramount Pictures, Twentieth Century Fox Film Corporation and Universal Studios. In addition to competing with the major film studios that dominate the motion picture industry, we will also compete with numerous independent motion picture production companies. Many of these companies have access to vast financial resources. Additionally, they have established long standing relationships with talent in all areas of motion picture production. We cannot and do not intend to compete with either the large or mid-sized companies. We are also at a significant competitive disadvantage within the movie industry because we have not previously produced and distributed any films and have limited capital resources.

Our ability to compete will depend on our ability to obtain a library of films at prices that we believe are significantly discounted through auctions through foreclosure sales held by the Screen Actors Guild, Inc. We believe we will be able to compete effectively in that area.

Website. Our website is located at www.rcefilms.com. Our current website provides a description of our business together with our contact information including our address, telephone number and e-mail address.

Government Regulation. Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries. These laws provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, art work, still photography and motion picture properties are separate works subject to copyright under most copyright laws, including the United States Copyright Act of 1976, as amended. The Motion Picture Association of America, an industry trade association, operates a piracy hotline and investigates all reports of such piracy. Depending upon the results of investigations, appropriate legal action may be brought by the owner of the rights. Depending upon the extent of the piracy, the federal government may assist in these investigations and related criminal prosecutions. The Code and Ratings Administration of the Motion Picture Association also assigns ratings indicating age-group suitability for theatrical distribution of motion pictures.

In addition, we are subject to federal, state and local laws and regulations applied to businesses generally. We believe that we are in conformity with all applicable laws in all relevant jurisdictions

Intellectual Property. We recently purchased and currently own all copyrights and copyrightable interests in the short film titled “Swallow” which was produced by Frank Flowers and New Gold Dream Pictures, Inc. The plot revolves around a Florida high school senior, who takes assignment as a cocaine mule because he is lacking the grades and money for college.

We intend to copyright all screenplays, project treatments, and other original material that we produce. We also intend to use copyrights issued and maintained by the Copyright Office of the Library of Congress as the primary form of protection for all original works of authorship, including literary, dramatic, musical, artistic, and certain other intellectual works, both published and unpublished. The 1976 Copyright Act allows us the exclusive right to reproduce the copyrighted work, to prepare derivative works, to distribute the copyrighted work, to perform the copyrighted work, and to display the copyrighted work publicly. We will also register applicable screenplays and scripts with the Writers Guild of America.

We also currently own the web domain www.rcefilms.com, which provides information regarding our business as well as contact information including our address, telephone number and e-mail address. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

We may also protect various other words, names, symbols, and devices that are used with goods produced by us to distinguish them from those produced by others through the use of trademarks, and will identify and distinguish the source of several of our services through the use of service marks. These would include “rce films” and our logo. We have not filed applications to protect any other trade or service marks. We cannot guaranty we will receive such trade or service mark protection if we make an application.

Research and Development. We are not currently conducting any research and development activities other than the development of our website. We believe that the total cost for the development of our website will be no more than $1,500. We do not anticipate conducting such activities in the near future.

Employees. As of December 27, 2006, we have no employees other than our officers. We will utilize independent contractors, consultants, and other creative personnel from time to time to assist in developing, producing and promoting any motion pictures that we produce. We are not a party to any employment agreements. Films produced by the major studios and independent production companies in the United States generally employ actors, writers and directors who are members of the Screen Actors Guild, Writers Guild of America and Directors Guild of America, respectively, pursuant to industry-wide collective bargaining agreements.

Our Facilities. Our offices are located at 400 Corporate Pointe, Suite 300, Culver City, California 90230. We pay $300 per month on a month to month basis. We believe that our facilities are adequate for our needs. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

The following discussion of our financial condition and results of operations should be read in conjunction with (1) our audited financial statements for the years ended December 31, 2005 and 2004, together with notes thereto included in this Registration Statement on Form SB-2 and (2) our unaudited interim financial statements and notes thereto for the nine months ended September 30, 2006 and 2005 also included in this Registration Statement on Form SB-2.

Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must continue to acquire films at prices that we believe are significantly discounted and begin researching market opportunities for licensing the film rights. With our recent purchase of the short film titled “Swallow”, we believe we can begin researching opportunities to license that film to third parties. We also intend to look for opportunities to acquire libraries of films from other companies. We have had informal discussions with a company that owns a library of films that may be interested in entering into a joint venture agreement, whereby we would endeavor to license their films rights to third parties. In addition, we are also continually seeking out and evaluating new projects that we may be able to produce.

During the next three to six months, our primary objective is to acquire additional films at prices that we believe are significantly discounted and begin researching market opportunities for licensing the film rights. During the next six to twelve months, we hope to own a library of at least ten films so that we can actively market and license those films and begin generating revenues. In order to acquire more than ten films, we will need to raise additional capital.

Liquidity and Capital Resources.  In June 2005, we raised $350,000 in a private placement in exchange for 700,000 shares of our common stock. We used a significant portion of those proceeds to pay for certain expenses related to the apparel business of Landes Daily, Inc. During 2005 and 2006, we loaned a total of approximately $193,343 to Landes Daily, Inc. in conjunction with operating the apparel business of Landes Daily, Inc. Landes Daily, Inc. executed a promissory note with us for the funds that we had loaned. The note bears annual interest of five percent (5%) and is due and payable on demand. We have previously attempted collection on the loan receivable to help improve our liquidity position. We do not expect that Landes Daily, Inc. will be able to repay the loan in the near future, if ever.  Accordingly, in September 2006, the note was deemed uncollectible and written-off as bad debt expense. We do not anticipate that we will expend any significant amount of funds and resources in attempting further collection of the note as we do not believe we will be able to collect on the note

During 2006, we incurred significant accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

We have cash of $137,105 as of September 30, 2006. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In the event that we experience a shortfall in our capital, we intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, director and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we hope that our officers, director and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers, director and principal shareholders are not committed to contribute funds to pay for our expenses.

We are not currently conducting any research and development activities other than the development of our website which we expect the total cost to be approximately $1,500. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of the dates specified in the following table, we held the following property:

Property	September 30, 2006	December 31, 2005	December 31, 2004
Cash and equivalents	$137,105	$210,872	$0
Property and Equipment, net	$0	$0	$0

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. We do not presently own any interests in real estate.

Our Facilities. Our offices are located at 400 Corporate Pointe, Suite 300, Culver City, California 90230. We pay $300 per month on a month to month basis. We believe that our facilities are adequate for our needs. We do not own any real estate.

Certain Relationships and Related Transactions

Related party transactions.

In April 2002, we issued 1,250,000 shares of our common stock to Chris Johnson and 1,250,000 shares of our common stock to Stephen Johnson, who were our founders and were our officers and directors at inception and through 2005. These shares were issued in exchange for expenses of $2,500 related to our incorporation, or $0.002 per share, which represented the fair market value on the date of issuance.

From our inception through June 2005, Chris Johnson, one of our directors, provided approximately 150 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $150 per month. Total rent expense incurred to this related party amounted to $1,800 and $800 for the years ended December 31, 2005 and 2004, respectively.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of December 27, 2006, there were 34 record holders of our common stock.

There are 632,500 outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 700,000 shares of common stock held by two of our shareholders, although each party has agreed that we register 100,000 shares of each of those parties’ shares at this time.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. As of December 27, 2006, Ursula Sherwood, our chief financial officer, is paid approximately $1,000 per month. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2004 and 2005. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Renee Raimondi, former officer	2005	None	None	None	None	None	None	None
Rich Landes, former officer	2005	None	None	None	None	None	None	None
Chris Johnson, president, secretary	2005	None	None	None	None	None	None	None
	2004	None	None	None	None	None	None	None
Stephen Johnson, former officer	2005	None	None	None	None	None	None	None
	2004	None	None	None	None	None	None	None

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on April 8, 2002.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Financial Statements

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS
Current assets
Cash	$137,105

Total assets	$137,105
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$37,909
Income taxes payable	4,150

Total current liabilities	42,059

Stockholders’ equity
Preferred stock, $.001 par value; 5,000,000 shares
authorized, 0 shares issued and outstanding	-
Common stock, $.001 par value; 50,000,000 shares
authorized, 3,842,500 shares issued and outstanding	3,842
Additional paid-in capital	364,783
Deficit accumulated during the development stage	(273,579)

Total stockholders’ equity	95,046

Total liabilities and stockholders’ equity	$137,105

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006

			Inception
			(April 8, 2002)
	Nine Months Ended September 30,		to September 30,
	2006	2005	2006

Net revenue	$-	$-	$-

Operating expenses
Bad debt expense	193,343	-	193,343
Legal and professional	8,327	-	55,136
Rent	1,350	900	13,200
General and administrative	30	339	11,494

Total operating expenses	203,050	1,239	273,173

Loss from continuing operations before income taxes	(203,050)	(1,239)	(273,173)

Provision for income taxes	800	800	4,000

Loss from continuing operations	(203,850)	(2,039)	(277,173)

Discontinued operations	-	-	3,594

Net loss	$(203,850)	$(2,039)	$(273,579)

Net loss per common share - basic and diluted	$(.05)	$-	$(.08)

Weighted average of common shares - basic and diluted	3,842,500	3,379,265	3,310,358

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006

	Common Stock			Deficit
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)

Balance, April 8, 2002	-	$-	$-	$-	$-

Issuance of common stock, April 9, 2002	2,500,000	2,500	2,500	-	5,000

Issuance of common stock, May 25, 2002	130,000	130	1,170	-	1,300

Issuance of common stock, June 7 - 30, 2002	512,500	512	4,613	-	5,125

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,350	-	1,350

Net loss	-	-	-	(12,982)	(12,982)

Balance, December 31, 2002	3,142,500	3,142	9,633	(12,982)	(207)

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,800	-	1,800

Net loss	-	-	-	(14,808)	(14,808)

Balance, December 31, 2003	3,142,500	3,142	11,433	(27,790)	(13,215)

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006

	Common Stock			Deficit
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,800	-	1,800

Net loss	-	-	-	(11,645)	(11,645)

Balance, December 31, 2004	3,142,500	3,142	13,233	(39,435)	(23,060)

Issuance of common stock, June 30, 2005	700,000	700	349,300	-	350,000

Additional paid-in capital in exchange for
facilities provided by related party	-	-	900	-	900

Net loss	-	-		(30,294)	(30,294)

Balance, December 31, 2005	3,842,500	3,842	363,433	(69,729)	297,546

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,350	-	1,350

Net loss	-	-	-	(203,850)	(203,850)

Balance, September 30, 2006 (unaudited)	3,842,500	$3,842	$364,783	$(273,579)	$95,046

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006

			Inception
	Nine Months Ended September 30,		(April 8, 2002)
			to September 30,
	2006	2005	2006

Cash flows from operating activities
Net loss	$(203,850)	$(2,039)	$(273,579)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Cost of services paid for with common stock	-	-	1,300
Additional paid-in capital in exchange for facilities provided by related party	1,350	900	7,200
Bad debt expense	193,343	-	193,343
Changes in operating assets and liabilities
(Decrease) increase in accounts payable and accrued expenses	(312)	-	37,909
Increase in income taxes payable	800	950	4,150

Net cash used in operating activities	(8,669)	(189)	(29,677)

Cash flows from investing activities
Increase in note receivable	(65,098)	(85,000)	(193,343)

Net cash used in investing activities	(65,098)	(85,000)	(193,343)

Cash flows from financing activities
Proceeds from issuance of common stock	-	350,000	360,125

Net cash provided by financing activities	-	350,000	360,125

Net increase (decrease) in cash	(73,767)	264,811	137,105

Cash, beginning of period	210,872	-	-

Cash, end of period	$137,105	$264,811	$137,105

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Red Carpet Entertainment, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on April 8, 2002. For the nine months ended September 30, 2006, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company is an independent film production company headquartered in Culver City, California, that plans to develop, produce, market and distribute low budget film and video productions. The Company is currently seeking to acquire properties from independent writers, directors and producers with plans to produce these projects and maintain ownership of the films with the intent of building a library and licensing the rights to those films. If the Company is unable to license the rights to third parties, the films may be distributed directly to the international and domestic markets on DVDs or via the internet.

Prior to the commencement of its current operations, the Company was developing an organization as a full service special event planning and management company specializing in weddings and special occasions. The Company disposed of this line of business in 2005 (see Note 6).

The accompanying unaudited financial statements of Red Carpet Entertainment, Inc. have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Certain prior-year amounts have been reclassified to conform to the current year presentation. Operating results for the nine month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet. The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when (a) persuasive evidence of an arrangement exists, (b) the services or products have been provided to the customer, (c) the fee is fixed or determinable, and (d) collectibility is reasonably assured.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Provision for Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130). SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. From inception (April 18, 2002) through September 30, 2006, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of September 30, 2006, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

SFAS No. 153 - In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29” (SFAS 153). SFAS 153 requires that exchanges of nonmonetary assets be measured based on the fair values of the assets exchanged, and eliminates the exception to this principle under APB Opinion 29 for exchanges of similar productive assets. The Company adopted the new standard in the first interim period beginning after June 15, 2005. The impact of the adoption of SFAS 153 is not material to the Company’s overall results of operations or financial position.

FASB Interpretation No. 47 - In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47). This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143,“Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. The Company has evaluated the impact of the adoption of FIN 47, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 154 - In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions in SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 154, and the impact is not material to the Company’s overall results of operations or financial position.

SFAS No. 155 - In February 2006, FASB issued Statement 155, “Accounting for Certain Hybrid Financial Instruments”. This Statement amends FASB Statement 133, “Accounting for Derivative Instruments and Hedging Activities”, and FASB Statement 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. Statement 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 156 - In March 2006, the FASB issued Statement 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations, and also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. This statement is effective at the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this Statement. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

FASB Interpretation No. 48 - In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes”, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 157 - In September 2006, the FASB issued Statement 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

SFAS No. 158 - In September 2006, the FASB issued Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The Company believes that the adoption of this standard will not a have a material impact on its financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

2. RISKS, UNCERTAINTIES AND CONCENTRATIONS OF CREDIT RISK

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $273,579 from inception (April 8, 2002) through September 30, 2006.

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing may be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

The Company maintains all of its cash deposits in a single bank account, which at times has exceeded federally insured limits. Bank balances totaling approximately $37,000 at September 30, 2006 were not insured. The Company has not experienced any losses with respect to its cash balances.

3. ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the founders and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of September 30, 2006.

4. COMMON STOCK

On April 9, 2002, the Company issued 2,500,000 shares of its common stock to its officers for cash of $5,000 which was considered a reasonable estimate of fair value.

On May 25, 2002, the Company issued 130,000 shares of its common stock to various individuals for legal services in connection with the initial start-up costs incurred for $1,300.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND
FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002) THROUGH SEPTEMBER 30, 2006
(Unaudited)

4. COMMON STOCK (Continued)

On July 28, 2002, the Company completed a “best efforts” offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on May 28, 2002, the Company issued 512,500 shares of its common stock at $.01 per share for a total of $5,125.

On July 30, 2005, the Company performed a private placement and issued 700,000 shares of its common stock at $0.50 per share for a total of $350,000.

5. NOTE RECEIVABLE

In November 2005, the Company executed a promissory note agreement with Landes Daily, Inc. for monies that were previously loaned by the Company to Landes Daily, Inc. The note bears interest at 5% per annum and is due on demand. The entire note receivable balance totaling $193,343, including accrued interest, was deemed uncollectible and written-off in September 2006.

6. DISCONTINUED OPERATIONS

During 2004, the Company abandoned its special event planning and management business. Operating results for this business have been reclassified and presented as a single line item in the statements of operations.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002)
THROUGH DECEMBER 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Red Carpet Entertainment, Inc.
Culver City, California

We have audited the accompanying balance sheets of Red Carpet Entertainment, Inc. (a development stage company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from inception (April 8, 2002) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Carpet Entertainment, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended and for the period from inception (April 8, 2002) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Mendoza Berger & Company, LLP

Irvine, California
December 18, 2006

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS
	2005	2004

Current assets
Cash	$210,872	$-
Note receivable	128,245	-

Total current assets	339,117	-

Total assets	$339,117	$-
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$38,221	$20,660
Income taxes payable	3,350	2,400

Total current liabilities	41,571	23,060

Stockholders’ equity (deficit)
Preferred stock, $.001 par value; 5,000,000 shares
authorized, 0 shares issued and outstanding
Common stock, $.001 par value; 50,000,000 shares
authorized, 3,842,500 and 3,142,500 shares issued and
outstanding, respectively	3,842	3,142
Additional paid-in capital	363,433	13,233
Deficit accumulated during the development stage	(69,729)	(39,435)

Total stockholders’ equity (deficit)	297,546	(23,060)

Total liabilities and stockholders’ equity (deficit)	$339,117	$-

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002)
THROUGH DECEMBER 31, 2005

			Inception
			(April 8, 2002)
	Year Ended December 31,		to December 31,
	2005	2004	2005

Net revenue	$-	$-	$-

Operating expenses
Legal and professional	21,403	7,500	46,810
Rent	6,900	1,800	11,850
General and administrative	1,191	1,545	11,463

Total operating expenses	29,494	10,845	70,123

Loss from continuous operations before income taxes	(29,494)	(10,845)	(70,123)

Provision for income taxes	800	800	3,200

Loss from continuing operations	(30,294)	(11,645)	(73,323)

Discontinued operations	-	-	3,594

Net loss	$(30,294)	$(11,645)	$(69,729)

Net loss per common share - basic and diluted	$(0.01)	$-	$(0.02)

Weighted average of common shares - basic and diluted	3,492,500	3,142,500	3,203,617

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002)
THROUGH DECEMBER 31, 2005

	Common Stock			Deficit
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)

Balance, April 8, 2002	-	$-	$-	$-	$-

Issuance of common stock, April 9, 2002	2,500,000	2,500	2,500	-	5,000

Issuance of common stock, May 25, 2002	130,000	130	1,170	-	1,300

Issuance of common stock, June 7 - 30, 2002	512,500	512	4,613	-	5,125

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,350	-	1,350

Net loss	-	-	-	(12,982)	(12,982)

Balance, December 31, 2002	3,142,500	3,142	9,633	(12,982)	(207)

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,800	-	1,800

Net loss	-	-	-	(14,808)	(14,808)

Balance, December 31, 2003	3,142,500	3,142	11,433	(27,790)	(13,215)

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002)
THROUGH DECEMBER 31, 2005

	Common Stock			Deficit
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)

Additional paid-in capital in exchange for
facilities provided by related party	-	-	1,800	-	1,800

Net loss	-	-	-	(11,645)	(11,645)

Balance, December 31, 2004	3,142,500	3,142	13,233	(39,435)	(23,060)

Issuance of common stock, June 30, 2005	700,000	700	349,300	-	350,000

Additional paid-in capital in exchange for
facilities provided by related party	-	-	900	-	900

Net loss	-	-		(30,294)	(30,294)

Balance, December 31, 2005	3,842,500	$3,842	$363,433	$(69,729)	$297,546

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM INCEPTION (APRIL 8, 2002)
THROUGH DECEMBER 31, 2005

			Inception
	Year Ended December 31,		(April 8, 2002)
			to December 31,
	2005	2004	2005

Cash flows from operating activities
Net loss	$(30,294)	$(11,645)	$(69,729)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Cost of services paid for with common stock	-	-	1,300
Additional paid-in capital in exchange for facilities provided by related party	900	1,800	5,850
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	17,561	7,535	38,221
Increase in income taxes payable	950	800	3,350

Net cash used in operating activities	(10,883)	(1,510)	(21,008)

Cash flows from investing activities
Issuance of note receivable	(128,245)	-	(128,245)

Net cash used in investing activities	(128,245)	-	(128,245)

Cash flows from financing activities
Proceeds from issuance of common stock	350,000	-	360,125

Net cash provided by financing activities	350,000	-	360,125

Net increase (decrease) in cash	210,872	(1,510)	210,872

Cash, beginning of period	-	1,510	-

Cash, end of period	$210,872	$-	$210,872

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Red Carpet Entertainment, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on April 8, 2002. For the years ended December 31, 2005 and 2004, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company is an independent film production company headquartered in Culver City, California, that plans to develop, produce, market, and distribute low budget film and video productions. The Company is currently seeking to acquire properties from independent writers, directors, and producers with plans to produce these projects and maintain ownership of the films with the intent of building a library and licensing the rights to those films. If the Company is unable to license the rights to third parties, the films may be distributed directly to the international and domestic markets on DVDs or via the internet.

Prior to the commencement of its current operations, the Company was developing an organization as a full service special event planning and management company specializing in weddings and special occasions. The Company discontinued this line of business in 2005 (see Note 7).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet. The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when (a) persuasive evidence of an arrangement exists, (b) the services or products have been provided to the customer, (c) the fee is fixed or determinable, and (d) collectibility is reasonably assured.

Provision for Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130). SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years ended December 31, 2005 and 2004, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2005 and 2004, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

SFAS No. 153 - In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29” (SFAS 153). SFAS 153 requires that exchanges of nonmonetary assets be measured based on the fair values of the assets exchanged, and eliminates the exception to this principle under APB Opinion 29 for exchanges of similar productive assets. The Company adopted the new standard in the first interim period beginning after June 15, 2005. The impact of the adoption of SFAS 153 is not material to the Company’s overall results of operations or financial position.

FASB Interpretation No. 47 - In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47). This Interpretation clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations”, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. The Company has evaluated the impact of the adoption of FIN 47, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 154 - In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions in SFAS 154 are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 154, and the impact is not material to the Company’s overall results of operations or financial position.

2. RISKS, UNCERTAINTIES AND CONCENTRATIONS OF CREDIT RISK

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $69,729 from inception (April 8, 2002) through December 31, 2005.

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing may be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

The Company maintains all of its cash deposits in a single bank account, which at times has exceeded federally insured limits. Bank balances totaling approximately $110,872 at December 31, 2005 were not insured. The Company has not experienced any losses with respect to its cash balances.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

3. ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the founders and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2005.

4. COMMON STOCK

On April 9, 2002, the Company issued 2,500,000 shares of its common stock to its officers for cash of $5,000. Since there was no readily available market value at the time of the issuance, the value of $0.001 per share was considered as a reasonable estimate of fair value between the Company and the officers.

On May 25, 2002, the Company issued 130,000 shares of its common stock to various individuals for legal services in connection with the initial start-up costs incurred. The legal services were valued at $0.01 per share for a total of $1,300 which represents the fair market value on the date of issuance.

On July 28, 2002, the Company completed a “best efforts” offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on May 28, 2002, the Company issued 512,500 shares of its common stock at $0.01 per share for a total of $5,125.

On July 30, 2005, the Company performed a private placement and issued 700,000 shares of its common stock at $0.50 per share for a total of $350,000.

5. NOTE RECEIVABLE

In November 2005, the Company executed a promissory note agreement with Landes Daily, Inc. for monies that were previously loaned by the Company to Landes Daily, Inc. The note bears interest at 5% per annum and is due on demand. At December 31, 2005, there was $128,245 outstanding, including accrued interest of approximately $500.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

6. RELATED PARTY TRANSACTIONS

From the Company’s inception (April 8, 2002) through June 2005, the Company utilized the office of the founder who was also a Director of the Company at no charge. The Company treated the usage of the office as if it were being donated and charged the estimated fair value rent of $150 per month to operations. Total rent expense incurred to this related party amounted to $900 and $1,800 for the years ended December 31, 2005 and 2004, respectively.

7. DISCONTINUED OPERATIONS

During 2004, the Company abandoned its special event planning and management business. Operating results for this business have been reclassified and presented as a single line item in the statements of operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B, except for the following:

Effective March  1, 2006, we dismissed Hall and Company CPAs, Inc., which audited our financial statements for the fiscal years ended December 30, 2004 and 2003, and appointed Mendoza Berger & Company as our new independent registered public accounting firm. The reports of Hall and Company CPAs, Inc. for these fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. During our two most recent fiscal years and the period from the end of the most recently completed fiscal year through March  1, 2006, the date of dismissal, there were no disagreements with Hall and Company CPAs, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hall and Company CPAs, Inc. would have caused it to make reference to such disagreements in its reports.

Our audited financial statements for the years ended December 31, 2005 and 2004 have been audited by Mendoza Berger & Company. Our unaudited financial statements for the nine months ended September 30, 2006, have been reviewed by Mendoza Berger & Company. Hall and Company CPAs, Inc. was not involved in any way with the review of the unaudited financial statements for the nine months ended September 30, 2006, or the audit by Mendoza Berger & Company of the financial statements for the years ended December 31, 2005 and 2004. We have authorized Hall and Company CPAs, Inc. to discuss any matter relating to us and our operations with Mendoza Berger & Company.

The change in our independent registered public accounting firm was recommended and approved by our board of directors since we do not have an audit committee.

During the two most recent fiscal years and subsequent interim period, we did not consult with Mendoza Berger & Company regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

Legal Matters

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

Experts

Our financial statements for the years ended December 31, 2005 and 2004, appearing in this prospectus which is part of a Registration Statement have been audited by Mendoza Berger & Company and are included in reliance upon such reports given upon the authority of Mendoza Berger & Company as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$45.07
Transfer Agent Fees	Approximately	$350.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$15,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In April 2002, we issued 1,250,000 shares of our common stock to Chris Johnson and 1,250,000 shares of our common stock to Stephen Johnson, who were our founders and were our officers and directors at inception and through 2005. These shares were issued in exchange for cash of $5,000, or $.002 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that our founders had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment. In addition, our founders had sufficient access to material information about us because they also served as our officers and directors.

In May 2002, we issued 130,000 shares to six employees of the law firm that represented us at the time in exchange for services to us valued at $1300 or $.01 per share. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. The securities were issued to these employees, who by virtue of that relationship were familiar with our business and was able to assess the risks and merits of the investment.

In June 2002, we issued 512,500 shares of our common stock to twenty-four investors for $0.01 per share. The shares were issued as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The gross proceeds to us were $5,125.

On June 30, 2005, we sold 350,000 shares of our common stock to one investor at $0.50 per share or gross proceeds of $175,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

On June 30, 2005, we sold 350,000 shares of our common stock to one investor at $0.50 per share, or gross proceeds of $175,000. The shares were issued as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.	Description

1.	Underwriting Agreement (not applicable)

3.1	Articles of Incorporation

3.2	Bylaws

5.	Executed Opinion Re: Legality

8.	Opinion Re: Tax Matters (not applicable)

11.	Statement Re: Computation of Per Share Earnings*

23.1	Consent of Auditors

23.2	Consent of Counsel***

Undertakings

A. We hereby undertake:

(1)

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Culver City, State of California, on December 27, 2006.

Red Carpet Entertainment, Inc.,
a Nevada corporation

/s/ Chris Johnson
Name: Chris Johnson Title: Principal Executive Officer, President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Chris Johnson	December 27, 2006
Name: Chris Johnson Title: Principal Executive Officer, President, Director

/s/ Ursula Sherwood	December 27, 2006
Name: Ursula Sherwood Title: Principal Financial Officer, Chief Financial Officer